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                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  GENUITY INC.
                   ----------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


              Delaware                                74-2864824
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


         3 Van de Graaff Drive
       Burlington, Massachusetts                          01803
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(Address of Principal Executive Offices)               (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to general Instruction A.(c), please check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general Instruction A.(d), please check the following box. [X]

     Securities Act Registration Statement File Number to which this form relates: 333-34342

     Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered

    ______________________________          ______________________________

     Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, par value $.01 per share
                ----------------------------------------------
                               (title of class)
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     Item 1.  Description of Registrant's Securities to be Registered.
              -------------------------------------------------------

     Description of the Class A Common Stock, par value $.01 per share, of the Registrant is contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 7, 2000 (File No. 333-34342) under the Securities Act of 1933, as amended, under the caption "Description of Capital Stock," and is hereby incorporated herein by reference.

     Item 2.   Exhibits.
               --------

          1.   Amended and Restated Certificate of Incorporation.*

          2.   Amended and Restated By-laws.**

          3.   Specimen Stock Certificate of the Class A Common Stock.***

* Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant filed with the Securities and Exchange Commission on April 7, 2000 (File No. 333-34342).

** Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 of the Registrant filed with the Securities and Exchange Commission on April 7, 2000 (File No. 333-34342).

*** Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant filed with the Securities and Exchange Commission on April 7, 2000 (File No. 333-34342).
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


               GENUITY INC.



               By:    /s/ Paul R. Gudonis
                      ----------------------------
               Name:  Paul R. Gudonis
               Title: President


Dated: June  20, 2000